Exhibit 1.1
$1,000,000,000 NISSAN MASTER OWNER TRUST RECEIVABLES,
SERIES 2007-A NOTES
May 23, 2007
Underwriting Agreement
Morgan Stanley & Co. Incorporated
As Representative of the
Several Underwriters (the “Representative”)
1585 Broadway
New York, New York 10036
Dear Sirs:
          1. Introductory. Nissan Master Owner Trust Receivables (the “Trust”), a Delaware statutory trust, proposes to sell $1,000,000,000 principal amount of Nissan Master Owner Trust Receivables, Series 2007-A Notes (the “Notes”), issued by the Trust. The Trust was formed pursuant to a trust agreement, dated as of May 13, 2003, between Nissan Wholesale Receivables Corporation II (the “Depositor”) and Wilmington Trust Company, as owner trustee (the “Owner Trustee”), as amended and restated by the amended and restated trust agreement, dated as of October 15, 2003 (as amended and restated, the “Trust Agreement”), between the parties thereto. The Notes will be issued pursuant to a supplement, dated as of May 30, 2007 (the “Indenture Supplement”), to an amended and restated indenture, dated as of October 15, 2003 (together with the Indenture Supplement, the “Indenture”), between the Trust and The Bank of New York (as successor-in-interest to the corporate trust business of JPMorgan Chase Bank, National Association), as indenture trustee (the “Indenture Trustee”), and will be governed by the terms of an amended and restated transfer and servicing agreement, dated as of October 15, 2003 (the “Transfer and Servicing Agreement”), among the Depositor, Nissan Motor Acceptance Corporation (“NMAC”), as servicer (the “Servicer”), and the Trust.
          Capitalized terms used herein and not otherwise defined herein shall have the meanings given them in the Indenture and the Annex of Definitions attached to the Indenture.
          2. Representations and Warranties of the Trust, the Depositor and NMAC. Each of the Trust, the Depositor and NMAC, jointly and severally, represents and warrants to and agrees with the several underwriters named in Schedule 1 hereto (the “Underwriters”) that:
     (a) A registration statement (No. 333-139682) and Amendment No. 1 thereto, including a form of prospectus supplement relating to the Notes and a form of base prospectus relating to each class of notes to be registered under such registration statement (the “Registered Notes”), has been filed on Form S-3 with the Securities and Exchange Commission (the “Commission”) and either (i) has been declared effective under the Securities Act of 1933, as amended (the “Act”), and is not proposed to be amended or (ii) is proposed to be amended by amendment or post-effective amendment. If such registration statement (the “initial registration statement”) has been declared effective, either (i) any additional registration statement (the “additional registration statement”) relating to the Notes has been filed with the Commission pursuant to rule 462(b) (“Rule 462(b)”) under the Act and declared effective upon filing, and the Notes have been registered under the Act pursuant to the initial registration statement and such additional registration statement or (ii) any such additional registration statement proposed to be filed with the Commission pursuant to Rule 462(b) will become effective upon filing pursuant to Rule 462(b) and upon such filing the Notes will have been duly registered under the Act pursuant to the initial registration statement and such additional registration statement. If the Depositor does not propose to amend the initial registration statement, any such additional registration statement or any post-effective amendment to either such registration statement filed with the Commission prior to the execution and delivery of this Agreement, then the most recent amendment (if any) to each such registration statement has been declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c) under the Act (“Rule 462(c)”) or Rule 462(b).
     (b) For purposes of this Agreement, the term “Effective Time” with respect to the initial registration statement or, if filed prior to the execution and delivery of this Agreement, the additional registration statement means (i) if the Depositor has advised the Representative that it does not propose to amend such registration statement, the date and time as of which such registration statement, or the most recent post-effective amendment thereto (if any) filed prior to the execution and delivery of this Agreement, was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c) or (ii) if the Depositor has advised the Representative that it proposes to file an amendment or post-effective amendment to such registration statement, the date and time as of which such registration statement as amended by such amendment or post-effective amendment, as the case may be, is declared effective by the Commission. If the Depositor has advised the Representative that it proposes to file, but has not filed, an additional registration statement, the term “Effective Time” with respect to such additional registration statement means the date and time as of which such registration statement is filed and becomes effective pursuant to Rule 462(b).
     (c) The initial registration statement and all amendments and supplements thereto, as amended at its time of effectiveness, including all information (i) contained in the additional registration statement (if any), (ii) deemed to be a part of the initial registration statement as of the time of effectiveness of the additional registration statement (if any) pursuant to the General Instructions of the Form on which it is filed and (iii) deemed to be a part of the initial registration statement as of its time of effectiveness pursuant to Rule 430A(b) under the Act (“Rule 430A(b)”), is hereinafter referred to as the “Initial Registration Statement.” The additional registration statement and all amendments and supplements thereto, as amended at its time of effectiveness, including the contents of the initial registration statement incorporated by reference therein and deemed to be a part of the additional registration statement as of its Effective Time pursuant to Rule 430A(b), is hereinafter referred to as the “Additional Registration Statement.” The Initial Registration Statement, the Additional Registration Statement, and all Incorporated Documents (as defined below), are hereinafter referred to collectively as the “Registration Statements” and individually as a “Registration Statement.” As used herein, the term “Incorporated Documents”, when used with respect to the Registration Statement as of any date, means the documents incorporated or deemed to be incorporated by reference in the Registration Statement (i) as of such date pursuant to Item 12 of Form S-3 or pursuant to a no-action letter of the Commission or (ii) as of any other date pursuant to Rule 430B(f) under the Act. A preliminary prospectus supplement, dated May 22, 2007, relating to the Notes (the “Preliminary Prospectus Supplement”) and accompanied by the base prospectus dated May 22, 2007, relating to the Registered Notes (including the Notes) (the “Base Prospectus”), will be filed with the Commission in connection with the offering and sale of the Notes pursuant to and in accordance with Rule 424(b) under the Act (“Rule 424(b)”) within the time period required thereby (together, including all material incorporated by reference therein, the “Preliminary Prospectus”). A final prospectus supplement, dated May 23, 2007, relating to the Notes (the “Prospectus Supplement”), and accompanied by the Base Prospectus will be filed with the Commission in connection with the offering and sale of the Notes pursuant to and in accordance with Rule 424(b) within the time period required thereby (together, including all material incorporated by reference therein, the “Final Prospectus”). As used herein, and for the sake of clarity, each of the term “Preliminary Prospectus” and “Final Prospectus” includes all static pool information disclosed therein in response to Item 1105 of Regulation AB (including, without limitation, the information disclosed in the Preliminary Prospectus Supplement and the Prospectus Supplement), whether or not such information is otherwise deemed to be part of the Preliminary Prospectus or the Final Prospectus under the Rules and Regulations.
     (d) (i) (A) On the effective date of any Registration Statement whose time of effectiveness is prior to the execution and delivery of this Agreement, each such Registration Statement conformed, (B) on the date of this Agreement, each such Registration Statement conforms and (C) on any related effective date of the Registration Statement, subsequent to the date of this Agreement and on the Series 2007-A Issuance Date, each such Registration Statement will conform, in all respects to the requirements of the Act and the rules and regulations of the Commission (the “Rules and Regulations”) and the Trust Indenture Act of 1939, as amended (the “1939 Act”), and at such times each such Registration Statement, as amended, did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. (ii) As of 10:28 a..m. (New York time) May 23, 2007 (the “Date of Sale”), which shall be the date of the first contract of sale for the Notes, and at the time of filing of the Preliminary Prospectus pursuant to Rule 424(b) or, if no such filing is required, at the effective date of the Additional Registration Statement that includes the Preliminary Prospectus), the Preliminary Prospectus, together with the statements in the Final Prospectus with respect to items identified in the Preliminary Prospectus as to be completed in the Final Prospectus, did not include, does not include and will not include, any untrue statement of a material fact, nor did, does or will the Preliminary Prospectus, together with the statements in the Final

Prospectus with respect to items identified in the Preliminary Prospectus as to be completed in the Final Prospectus, omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date of the first use of the Final Prospectus, at the time of filing of the Final Prospectus pursuant to Rule 424(b) (or if no such filing is required, at the effective date of the Additional Registration Statement that includes the Final Prospectus), on the date of this Agreement and at the Series 2007-A Issuance Date, the Final Prospectus, as amended and supplemented as of such dates, will conform, in all respects to the requirements of the Act and the Rules and Regulations, and does not include, and will not include, any untrue statement of a material fact, nor did, does or will the Final Prospectus, as amended and supplemented as of such dates, omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The three preceding sentences do not apply to statements in or omissions from the Registration Statement, the Preliminary Prospectus or the Final Prospectus based upon written information furnished to the Depositor by any Underwriter through the Representative specifically for use therein or to that part of the Registration Statement which constitutes the Statement of Qualification under the 1939 Act on Form T-1 (the “Form T-1”) of the Indenture Trustee (which will be represented and warranted to by the Indenture Trustee). If the time of effectiveness of the Registration Statement is subsequent to the date of this Agreement, no Additional Registration Statement has been or will be filed. The Indenture has been qualified under the 1939 Act.
     (e) The Depositor has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own its properties and conduct its business as described in the Preliminary Prospectus and the Final Prospectus, as amended and supplemented, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or the ownership of its property requires such qualification, except where the failure to be in good standing would not have a material adverse effect on the Depositor’s ability to perform its obligations under this Agreement, the Trust Agreement, the Transfer and Servicing Agreement, the Indenture, or the amended and restated receivables purchase agreement, dated as of October 15, 2003, between NMAC and the Depositor (the “Receivables Purchase Agreement”). The Depositor is not, and on the date on which the first bona fide offer of the Notes was made, was not, an “ineligible issuer” as defined in Rule 405 of the Rules and Regulations.
     (f) The Trust has been duly formed and is validly existing as a statutory trust and is in good standing under the laws of the state of Delaware, with full power and authority to own its properties and conduct its business as described in the Preliminary Prospectus and Final Prospectus, as amended and supplemented, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or the ownership of its property requires such qualification, except where the failure to qualify to transact business or be in good standing would not have a material adverse effect on the Trust’s ability to perform its obligations under this Agreement, the Trust Agreement, the Transfer and Servicing Agreement, the Indenture or the Receivables Purchase Agreement.

     (g) NMAC has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of California with corporate power and authority to own its properties and conduct its business as described in the Preliminary Prospectus and the Final Prospectus, as amended and supplemented, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or the ownership of its property requires such qualification, except where the failure to be in good standing would not have a material adverse effect on the NMAC’s ability to perform its obligations under (i) the amended and restated administration agreement, dated as of October 15, 2003 (the “Administration Agreement” and, together with this Agreement, the Trust Agreement, the Transfer and Servicing Agreement, the Indenture and the Receivables Purchase Agreement, the “Basic Documents”), among the Trust, NMAC, as administrator, the Owner Trustee and the Indenture Trustee, and (ii) each other Basic Document to which it is a party.
     (h) The consummation of the transactions contemplated by the Basic Documents, and the fulfillment of the terms thereof, will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation of any lien, charge, or encumbrance upon any of the property or assets of the Trust, the Depositor or NMAC pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement, guarantee, lease financing agreement, or similar agreement or instrument under which any of the Trust, the Depositor or NMAC is a debtor or guarantor, except where such conflict, breach, default or creation would not have a material adverse effect on the Trust’s, the Depositor’s or NMAC’s respective ability to perform its obligations under the Basic Documents or the validity or enforceability thereof.
     (i) No consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required to be obtained or made by any of the Trust, the Depositor or NMAC for the consummation of the transactions contemplated by the Basic Documents except such as have been obtained and made under the Act, such as may be required under state securities laws and the filing of any financing statements required to perfect the Trust’s interest in the Receivables.
     (j) None of the Trust, the Depositor or NMAC is in violation of its trust agreement, certificate of incorporation or articles of incorporation, as applicable, or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any agreement or instrument to which it is a party or by which it or its properties are bound which would have a material adverse effect on the transactions contemplated in the Basic Documents or on the Trust’s, the Depositor’s or NMAC’s respective ability to perform its obligations under each Basic Document to which it is a party. The execution, delivery and performance of the Basic Documents and the issuance and sale of the Notes and compliance with the terms and provisions thereof will not, subject to obtaining any consents or approvals as may be required under the securities or “blue sky” laws of various jurisdictions: (i) result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Trust, the Depositor or NMAC or their respective properties or any agreement or instrument to which any of the Trust, the Depositor or NMAC is a party or by which any of the Trust, the Depositor or NMAC is bound or to which any of their respective properties are subject, except where such breach, violation, or default would not have a material adverse effect on the Trust’s, the Depositor’s or NMAC’s respective ability to perform its obligations under each Basic Document to which it is a party or the validity or enforceability thereof, or (ii) conflict with the Trust’s, the Depositor’s or NMAC’s charter or by-laws, and each of the Trust, the Depositor and NMAC has the requisite power and authority to enter into each Basic Document to which it is a party and to consummate the transactions contemplated hereby and thereby.
     (k) Each Basic Document to which the Trust, the Depositor or NMAC, respectively, is a party has been duly authorized, executed and delivered by, and (assuming the due authorization and delivery thereof by the other parties hereto and thereto) constitutes the valid and binding obligation of such party, enforceable against such party in accordance with its respective terms, except as limited by bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the enforcement of creditors’ rights generally and by general equitable principles, regardless of whether such enforceability is considered in a proceeding in equity or at law.
     (l) The Notes have been duly authorized and, when executed and delivered in accordance with the Indenture and delivered against payment therefor pursuant to this Agreement, will be valid and binding obligations of the Trust, enforceable against the Trust in accordance with their respective terms, except as limited by bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the enforcement of creditors’ rights generally and by general equitable principles, regardless of whether such enforceability is considered in a proceeding in equity or at law.
     (m) There are no legal or governmental proceedings known by the Trust, the Depositor or NMAC to be (i) pending for which the Trust, the Depositor or NMAC has been served official notice, to which the Trust, the Depositor or NMAC is a party or to which any property of the Trust, the Depositor or NMAC is subject, or (ii) threatened or contemplated by any governmental authority or threatened by others, which proceedings in either clause (i) or (ii) above, (A) (whether individually or in the aggregate) are required to be disclosed in the Registration Statement or (B)(1) assert the invalidity of all or part of any Basic Document, (2) seek to prevent the issuance of the Notes, (3) (whether individually or in the aggregate) would materially and adversely affect the Trust’s, the Depositor’s or NMAC’s obligations under any Basic Document to which it is a party, or (4) (whether individually or in the aggregate) seek to affect adversely the federal or state income tax attributes of the Notes.
     (n) Any taxes, fees and other governmental charges that have been assessed and are known to the Depositor to be due in connection with the execution, delivery and issuance of the Basic Documents shall have been paid by the Trust, the Depositor or NMAC at or prior to the Series 2007-A Issuance Date.
     (o) Each of the Trust, the Depositor and NMAC possesses all material licenses, certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies, the absence of which would have a material adverse effect on the ability of the Trust, the Depositor or NMAC, respectively, to perform its duties under each Basic Document to which it is a party, and none of the Trust, the Depositor or NMAC has received notice of proceedings relating to the revocation or modification of any such license, certificate, authorization or permit which, individually or in the aggregate, if the subject of any unfavorable decision, ruling or finding, would materially and adversely affect the ability of the Trust, the Depositor or NMAC to perform its obligations under each Basic Document to which it is a party.
     (p) As of the Series 2007-A Issuance Date, each of the Excess Funding Account, the Reserve Account, the Collection Account and the Accumulation Account will be subject to a first-priority security interest in favor of the Indenture Trustee for the benefit of the Noteholders.
     (q) As of the Series 2007-A Issuance Date, the Trust (for the benefit of the Noteholders) will have good title, free and clear of all prior liens, charges and encumbrances (other than liens permitted under the Basic Documents), to the Receivables and such other items comprising the corpus of the Trust transferred to the Trust pursuant to the Transfer and Servicing Agreement.
     (r) As of the Series 2007-A Issuance Date, the Notes and each Basic Document will conform in all material respects to the description thereof contained in the Registration Statement, the Preliminary Prospectus and the Final Prospectus, as then amended and supplemented.
     (s) Deloitte & Touche LLP are independent public accountants with respect to the Depositor within the meaning of the Act and the Rules and Regulations.
     (t) Neither the Trust nor the Depositor is required to be registered as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).
     (u) The representations and warranties of each of the Depositor, the Trust and NMAC in each Basic Document to which it is a party, as applicable, are true and correct in all material respects.
     (v) Other than the Preliminary Prospectus and the Final Prospectus, none of the Trust, the Depositor or NMAC (including their respective agents and representatives other than the Underwriters in their capacity as such) has made, used, prepared, authorized or approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of an offer to buy the Notes.
     (w) None of the Trust, the Depositor or NMAC knows of any contract or other document of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement, the Preliminary Prospectus or the Final Prospectus, as then amended and supplemented, which is not filed or described as required.

          3. Purchase, Sale and Delivery of Notes.
     (a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Trust agrees to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Trust, the aggregate principal amounts of the Notes set forth opposite the names of the Underwriters in Schedule 1 hereto.
     (b) The Notes are to be purchased by the Underwriters at a purchase price equal to 99.865% of the aggregate principal amount thereof.
     (c) Against payment of the purchase price by wire transfer of immediately available funds to the Trust, the Trust will deliver the Notes to the Representative of the Underwriters at the office of Mayer, Brown, Rowe & Maw LLP, at 350 South Grand Avenue, Los Angeles, California, on May 30, 2007, at 10:00 a.m., New York time, or at such other time not later than seven full business days thereafter as the Representative, the Depositor and the Trust determine, such time being herein referred to as the “Series 2007-A Issuance Date.” The Notes to be so delivered will be initially represented by one or more securities registered in the name of Cede & Co., the nominee of The Depository Trust Company (“DTC”). The interests of beneficial owners of the Notes will be represented by book entries on the records of DTC and participating members thereof. Definitive securities will be available only under the limited circumstances set forth in the Indenture.
          4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Notes for sale to the public as set forth in the Preliminary Prospectus and the Final Prospectus.
          5. Covenants of the Depositor and the Trust. Each of the Depositor and the Trust, as applicable, covenants and agrees with the several Underwriters that:
     (a) If the time of effectiveness is prior to the execution and delivery of this Agreement, each of the Depositor and the Trust will file the Preliminary Prospectus and the Final Prospectus with the Commission pursuant to and in accordance with Rule 424(b) within the prescribed time period and will provide evidence satisfactory to the Representative of such timely filing. If the time of effectiveness of the Initial Registration Statement is prior to the execution and delivery of this Agreement and an Additional Registration Statement is necessary to register a portion of the Notes under the Act but the time of effectiveness thereof has not occurred as of such execution and delivery, the Depositor will file the Additional Registration Statement or a post-effective amendment thereto, as the case may be, with the Commission pursuant to and in accordance with Rule 462(b). The Depositor will advise the Representative promptly of any such filing pursuant to Rule 424(b) or Rule 462(b), as applicable.
     (b) The Depositor will advise the Representative promptly of any proposal to amend or supplement the registration statement as filed or the related prospectus or the Registration Statement, the Preliminary Prospectus or the Final Prospectus, and will not effect such amendment or supplementation without the Representative’s consent; and the Depositor will also advise the Representative promptly of the effectiveness of the Registration Statement (if the time of effectiveness of the Registration Statement is subsequent to the execution and delivery of this Agreement) and of any amendment or supplementation of the Registration Statement, the Preliminary Prospectus or the Final Prospectus and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement and will use its best efforts to prevent the issuance of any such stop order and to lift such stop order as soon as possible, if issued.
     (c) The Depositor will arrange for the qualification of the Notes for offering and sale under the securities laws of such jurisdictions in the United States as the Representative may reasonably designate and to continue such qualifications in effect so long as necessary under such laws for the distribution of such securities; provided that in connection therewith the Depositor shall not be required to qualify as a foreign corporation to do business, or to file a general consent to service of process, in any jurisdiction.
     (d) If, at any time when the delivery of a prospectus shall be required by law in connection with sales of any Notes (including delivery as contemplated by Rule 172 under the Act), either (i) any event shall have occurred as a result of which the Preliminary Prospectus or the Final Prospectus, as then amended and supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (ii) for any other reason it shall be necessary to amend or supplement the Preliminary Prospectus or the Final Prospectus, the Depositor will promptly notify the Representative and will promptly prepare for review by the Representative and file with the Commission an amendment or a supplement to the Preliminary Prospectus or the Final Prospectus which will correct such statement or omission or effect such compliance. Neither your consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6 of this Agreement.
     (e) The Depositor will cause the Trust to make generally available to Holders as soon as practicable, but not later than fourteen months after the effective date of the Registration Statement, an earnings statement of the Trust covering a period of at least twelve consecutive months beginning after such effective date and satisfying the provisions of Section 11(a) of the Act (including Rule 158 promulgated thereunder).
     (f) The Depositor will furnish to the Representative copies of the Registration Statement (which will include all exhibits), the Preliminary Prospectus, the Final Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Representative may from time to time reasonably request.
     (g) So long as any of the Notes are outstanding, the Depositor will furnish to the Representative copies of all reports or other communications (financial or otherwise) furnished to Holders, and deliver to the Representative during such same period (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission and (ii) such additional information concerning the business and financial condition of each of the Depositor and the Trust as the Representative may from time to time reasonably request.
     (h) The Depositor will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the printing (or otherwise reproducing) and filing of the Registration Statement as originally filed and of each amendment thereto; (ii) the preparation, issuance and delivery of the Notes to the Underwriters; (iii) the fees and disbursements of the Depositor’s and NMAC’s counsel and accountants; (iv) the fees of DTC in connection with the book-entry registration of the Notes; (v) the qualification of the Notes under state securities law in accordance with the provisions of Section 5(c) hereof, including filing fees and the fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the blue sky survey, if required; (vi) the printing (or otherwise reproducing) and delivery to the Underwriters of copies of the Preliminary Prospectus and the Final Prospectus and any amendments or supplements thereto; (vii) the reproducing and delivery to the Underwriters of copies of the blue sky survey; and (viii) the fees charged by Moody’s Investors Service, Inc. (“Moody’s”) and Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”), for rating the Notes. The Underwriters shall not be responsible for the fees and disbursements of any of the Owner Trustee, the Indenture Trustee or their respective counsel.
     (i) Until the retirement of the Notes, or until such time as the Underwriters shall cease to maintain a secondary market in the Notes, whichever occurs first, the Depositor will deliver to the Underwriters the annual statements of compliance and the annual independent certified public accountants’ reports furnished to the Indenture Trustee pursuant to Article III of the Transfer and Servicing Agreement, as soon as such statements and reports are furnished to the Indenture Trustee and the Owner Trustee.
     (j) On or prior to the Series 2007-A Issuance Date, the Depositor shall cause or have caused its and NMAC’s computer records relating to the Receivables to be marked to show the Trust’s absolute ownership of the Receivables, and from and after the Series 2007-A Issuance Date neither the Depositor nor NMAC shall take any action inconsistent with the Trust’s ownership of such Receivables, other than as permitted by the Transfer and Servicing Agreement.
     (k) To the extent, if any, that the ratings provided with respect to the Notes by either Moody’s or S&P is conditional upon the furnishing of documents or the taking of any other actions by the Depositor, the Depositor shall furnish, and shall cause NMAC to furnish, such documents and take any such other actions.
          6. Covenant of the Underwriters. Each of the Underwriters severally, and not jointly, covenants and agrees with the Depositor that other than the Preliminary Prospectus and the Final Prospectus, without NMAC’s prior written approval, such Underwriter has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Act) relating to the offer and sale of the Notes that would constitute a “prospectus” or a “free writing prospectus,” each as defined in the Act or the Rules and Regulations thereunder, including, but not limited to any “ABS informational and computational materials” as defined in Item 1101(a) of Regulation AB under the Act; provided, however, that (i) each Underwriter may prepare and convey one or more “written communications” (as defined in Rule 405 under the Act) containing no more than the following: (A) information contemplated by Rule 134 under the Act and included or to be included in the Preliminary Prospectus or the Final Prospectus, including but not limited to, information relating to the class, size, weighted average life, rating, expected final payment date, legal maturity date, and/or the final price of the Notes, as well as a column or other entry showing the status of the subscriptions for the Notes and/or expected pricing parameters of the Notes, and (B) information customarily included in confirmations of sales of securities and notices of allocations (each such written communication, an “Underwriter Free Writing Prospectus”); and (ii) unless otherwise consented to by the Depositor or NMAC, no such Underwriter Free Writing Prospectus shall be conveyed in a manner reasonably designed to lead to its broad unrestricted dissemination such that, as a result of such conveyance, the Depositor or NMAC shall be required to make any filing of such Underwriter Free Writing Prospectus pursuant to Rule 433(d) under the Act.
          7. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Notes will be subject to the accuracy of the representations and warranties on the part of each of the Trust, the Depositor and NMAC herein on the date hereof and at the Series 2007-A Issuance Date, to the accuracy of the statements of officers of the Trust, the Depositor and NMAC made pursuant to the provisions hereof, to the performance by the Trust, the Depositor and NMAC of their respective obligations hereunder and to the following additional conditions precedent:
     (a) At the time this Agreement is executed and delivered by the Depositor and at the Series 2007-A Issuance Date, Deloitte & Touche LLP shall have furnished to the Representative letters dated respectively as of the date of this Agreement and as of the Series 2007-A Issuance Date substantially in the forms of the drafts to which the Representative previously agreed.
     (b) If the time of effectiveness of the Initial Registration Statement is not prior to the execution and delivery of this Agreement, such time of effectiveness shall have occurred not later than 10:00 p.m., New York time, on the date of this Agreement or such later date as shall have been consented to by the Representative. If the time of effectiveness of the Initial Registration Statement is prior to the execution and delivery of this Agreement, the Preliminary Prospectus and the Final Prospectus and all amendments and supplements thereto shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) of this Agreement. If the time of effectiveness of the Additional Registration Statement (if any) is not prior to the execution and delivery of this Agreement, such time of effectiveness shall have occurred not later than 10:00 p.m., New York time, on the date of this Agreement or, if earlier, the time the Final Prospectus is printed and distributed to any Underwriter, or shall have occurred at such later date as shall have been consented to by the Representative. Prior to the Series 2007-A Issuance Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Depositor, shall be contemplated by the Commission.
     (c) The Underwriters shall have received an officers’ certificate, dated the Series 2007-A Issuance Date, signed by the Chairman of the Board, the President or any Vice President and by a principal financial or accounting officer of the Depositor representing and warranting that, to the best of such officers’ knowledge after reasonable investigation, as of the Series 2007-A Issuance Date:
     (i) Each of the representations and warranties of the Depositor in this Agreement is true and correct in all material respects, that the Depositor has complied with all agreements and satisfied in all material respects all conditions on its part to be performed or satisfied hereunder at or prior to the Series 2007-A Issuance Date, that no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge, are contemplated by the Commission.
     (ii) Except as otherwise set forth therein, there has been no material adverse change, since the respective dates as of which information is given in the Preliminary Prospectus or the Final Prospectus (as then amended and supplemented), in the condition, financial or otherwise, earnings or business affairs, whether or not arising out of the ordinary course of business, of the Depositor or any of its affiliates (as such term is defined in Rule 501(b) under the Act) (each, an “Affiliate”), or in the ability of such entity to perform its obligations under each Basic Document to which it is a party or by which it may be bound. Except as otherwise indicated by the context, all references to the terms “material” in this Agreement that refer to the Depositor or its Affiliates, or any of them, shall be interpreted in proportion to the business of NMAC and its consolidated subsidiaries, as a whole, and not in proportion to the business of the Depositor or its Affiliate(s) individually.
     (d) The Underwriters shall have received an officers’ certificate, dated the Series 2007-A Issuance Date, signed by the Chairman of the Board, the President or any Vice President and by a principal financial or accounting officer of NMAC representing and warranting that, to the best of such officers’ knowledge after reasonable investigation, as of the Series 2007-A Issuance Date:
     (i) Each of the representations and warranties of NMAC in this Agreement is true and correct in all material respects, that NMAC has complied with all agreements and satisfied, in all material respects, all conditions on its part to be performed or satisfied hereunder at or prior to the Series 2007-A Issuance Date, that no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge, are contemplated by the Commission.
     (ii) Except as otherwise set forth therein, there has been no material adverse change, since the respective dates as of which information is given in the

Preliminary Prospectus or the Final Prospectus (as then amended or supplemented), in the condition, financial or otherwise, earnings or business affairs, whether or not arising out of the ordinary course of business, of NMAC or any of its Affiliates, or the ability of such entity to perform its obligations under each Basic Document to which it is a party or by which it may be bound. Except as otherwise indicated by the context, all references to the terms “material” in this Agreement that refer to NMAC or its Affiliates, or any of them, shall be interpreted in proportion to the business of NMAC and its consolidated subsidiaries, as a whole, and not in proportion to the business of NMAC or its Affiliate(s) individually.
     (e) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Trust, the Depositor, Nissan Motor Co., Ltd., Nissan North America Inc. (“NNA”) or NMAC which, in the judgment of the Representative, materially impairs the investment quality of the Notes or makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Notes; (ii) any downgrading in the rating of any debt securities of NNA or any of its direct or indirect subsidiaries by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any such debt securities (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any suspension or limitation of trading in securities generally on the New York Stock Exchange or any setting of minimum prices for trading on such exchange; (iv) any material disruption in commercial banking, securities entitlement or clearance services in the United States; (v) any banking moratorium declared by federal or New York authorities; or (vi) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of the Representative, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Notes.
     (f) Alan R. Hunn, Esq., General Counsel of the Depositor and NMAC, or other counsel satisfactory to the Representative in its reasonable judgment, shall have furnished to the Representative such counsel’s written opinion, dated the Series 2007-A Issuance Date, in substantially the form set forth below, with such changes therein as counsel for the Underwriters shall reasonably agree:
     (i) NMAC has the corporate power and authority to own its properties and conduct its business as described in the Preliminary Prospectus and Final Prospectus, as then amended or supplemented, and, except with respect to the States of California, New York and Tennessee (the “Excluded States”), for which the opinions relative thereto shall be provided by the outside counsel specified below, NMAC is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or the ownership of its property requires such qualification, except where the failure to be in good standing would not have a material adverse effect on NMAC’s ability to perform its obligations under each Basic Document to which it is a party.
     (ii) The Depositor has the corporate power and authority to own its properties and conduct its business as described in the Preliminary Prospectus and Final Prospectus, as then amended or supplemented, and, except with respect to the Excluded States and the State of Delaware, for which the opinions relative thereto shall be provided by the outside counsel specified below, the Depositor is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or the ownership of its property requires such qualification, except where the failure to be in good standing would not have a material adverse effect on the Depositor’s ability to perform its obligations under each Basic Document to which it is a party.
     (iii) Each of the Depositor and NMAC has all necessary corporate power and authority to execute, deliver and perform its obligations under each Basic Document to which it is a party.
     (iv) The execution, delivery and performance by NMAC of each Basic Document to which it is a party have been duly authorized by all necessary corporate action on the part of NMAC and each Basic Document to which NMAC is a party has been duly executed and delivered by it.
     (v) The execution, delivery and performance by NMAC of each Basic Document to which it is a party and performance by it of its obligations hereunder and thereunder will not violate, result in a breach of any of the terms or provisions of, or constitute (with or without notice or lapse of time or both) a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the properties or assets of NMAC (other than as contemplated in the Basic Documents) pursuant to the terms of (A) NMAC’s Articles of Incorporation, (B) NMAC’s By-Laws, (C) any material agreement or instrument to which NMAC is a party or by which NMAC or any of its properties is bound, (D) any statute, rule, regulation or order of any Texas or federal governmental agency or body or any court having jurisdiction over NMAC or its properties that the undersigned has, in the exercise of customary professional diligence, recognized as applicable to NMAC or to transactions of the type contemplated by the Basic Documents or (E) the Notes.
     (vi) The execution, delivery and performance by the Depositor of each Basic Document to which it is a party and performance by it of its obligations hereunder and thereunder will not violate, result in a breach of any of the terms or provisions of, or constitute (with or without notice or lapse of time or both) a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the properties or assets of the Depositor (other than as contemplated in the Basic Documents) pursuant to the terms of (A) any material agreement or instrument to which the Depositor is a party or by which the Depositor or any of its properties is bound, (B) any statute, rule, regulation or order of any Texas or federal governmental agency or body or any court having jurisdiction over the Depositor or its properties that the undersigned has, in the exercise of customary professional diligence, recognized as applicable to the Depositor or to transactions of the type contemplated by the Basic Documents or (C) the Notes.
     (vii) No authorization, approval, consent, order or permit of any Texas or federal governmental agency or authority is required on the part of NMAC or the Depositor in connection with the execution and delivery of and performance by NMAC or the Depositor of any Basic Document to which it is a party, except such as may be required under the Act or the Rules and Regulations and state securities laws, and except for such authorizations, approvals or consents (specified in such opinion) as are in full force and effect as of the effective date of the Registration Statement and the Series 2007-A Issuance Date.
     (viii) Nothing has come to such counsel’s attention that would cause him to believe that the Registration Statement on the effective date thereof contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Preliminary Prospectus, as of its date and as of the Date of Sale, together with the statements in the Final Prospectus with respect to items identified in the Preliminary Prospectus as to be completed in the Final Prospectus, and the Final Prospectus as of the date of the Prospectus Supplement and as of the Series 2007-A Issuance Date (other than the financial statements and the other accounting information contained therein or omitted therefrom, as to which such counsel need express no belief) contained or contain any untrue statement of a material fact or omitted or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or that the descriptions therein of statutes and governmental proceedings and contracts and other documents are inaccurate and do not fairly present the information required to be shown therein.
     (ix) There are no legal or governmental proceedings known by such counsel to be (i) pending for which the Trust, the Depositor or NMAC has been served official notice of, to which the Trust, the Depositor or NMAC is a party or to which any property of the Trust, the Depositor or NMAC is subject, and (ii) threatened or contemplated by any governmental authority or threatened by others, which proceedings in either clause (i) or (ii) of this paragraph (A) (whether individually or in the aggregate) that are required to be disclosed in the Registration Statement, or (B)(1) assert the invalidity or unenforceability of all or part of any Basic Document or the Notes, (2) seek to prevent the issuance of the Notes, (3) (whether individually or in the aggregate) would materially and adversely affect the Trust’s, the Depositor’s or NMAC’s obligations under any Basic Document to which it is a party, or (4) (whether individually or in the aggregate) seek to affect adversely the state income tax attributes of the Notes.

     (x) The Depositor has duly authorized and executed the written order to the Owner Trustee to execute and deliver the issuer order to the Indenture Trustee to authenticate the Notes.
     (xi) Such counsel is familiar with NMAC’s standard operating procedures relating to NMAC’s acquisition of a perfected first priority security interest in the vehicles and Receivables of the Dealers and the perfected security interest in other Collateral (which security interest may be subordinate) in the ordinary course of NMAC’s business and relating to the sale by NMAC to the Depositor of the Receivables and such security interests in the ordinary course of NMAC’s and the Depositor’s business. Assuming that NMAC’s standard procedures are followed with respect to the perfection of security interests in the Vehicles, the Receivables and the security interest in the other Collateral (which security interest may be subordinate) (and such counsel has no reason to believe that NMAC has not or will not continue to follow its standard procedures in connection with the perfection of security interests in the Vehicles and the Receivables and the subordinated security interest in the other Collateral), NMAC has acquired or will acquire a perfected first priority security interest in the Vehicles and the Receivables and a perfected security interest in the other Collateral (which security interest may be subordinate).
     (xii) Each of the Depositor and NMAC has obtained all necessary governmental licenses and governmental approvals under the federal law of the United States and the laws of the State of Texas to conduct their respective businesses as described in the Preliminary Prospectus and the Final Prospectus where the failure to obtain such licenses and approvals would render any material part of the corpus of the Trust to be unenforceable or would materially and adversely affect the ability of either the Depositor or NMAC to perform any of its respective obligations under, or the enforceability of, any of the Basic Documents.
     (g) Mayer, Brown, Rowe & Maw LLP, special counsel to the Depositor and NMAC, shall have furnished to the Representative their written opinion, dated as of the Series 2007-A Issuance Date, in substantially the form set forth below, with such changes therein as counsel for the Underwriters shall reasonably agree:
     (i) NMAC is a corporation validly existing under the laws of the State of California and has full corporate power and authority to execute, deliver and perform all of its obligations under the Basic Documents to which it is a party and, as of the Series 2007-A Issuance Date, to consummate the transactions contemplated thereby; NMAC is duly qualified to transact business as a foreign corporation in good standing in the State of New York.
     (ii) The Depositor is duly qualified to transact business as a foreign corporation in good standing in the State of California.
     (iii) The execution and delivery by each of the Depositor and NMAC of each Basic Document to which the Depositor or NMAC, as applicable, is a party have been duly authorized by all necessary action on the part of the Depositor or NMAC, respectively.
     (iv) Each of the Basic Documents to which the Depositor or NMAC, as applicable, is a party has been duly executed and delivered by and on behalf of the Depositor or NMAC, respectively.
     (v) Each of the Administration Agreement, the Transfer and Servicing Agreement, the Indenture and the Receivables Purchase Agreement to which the Depositor, the Trust or NMAC, as applicable, is a party constitutes a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms.
     (vi) Each of the Notes is in due and proper form, and when executed by the Trust, authenticated and delivered as specified in the Indenture, and delivered against payment of the consideration specified in this Agreement, each of the Notes will be validly issued and outstanding, will constitute the legal, valid and binding obligation of the Trust, enforceable against the Trust in accordance with its terms, and will be entitled to the benefits of the Indenture.
     (vii) Neither the Depositor nor the Trust is, and immediately following the issuance of the Notes pursuant to the Indenture, neither the Depositor nor the Trust will be an investment company required to register under the 1940 Act.
     (viii) No filing or other action is necessary to perfect the Trust’s pledge to the Indenture Trustee and the grant in favor of the Indenture Trustee of any security interest in favor of NMAC in the Vehicles securing the Receivables.
     (ix) The Receivables constitute “tangible chattel paper” within the meaning of Section 9-102 of the California Uniform Commercial Code and the New York Uniform Commercial Code.
     (x) For federal income tax purposes, the Notes will be characterized as debt, and the Trust will not be classified as an association or as a publicly traded partnership taxable as a corporation.
     (xi) The issuance of the Notes will not adversely affect the tax characterization as debt of the notes of any outstanding Series or Class issued by the Trust that were characterized as debt at the time of their issuance.
     (xii) For Texas franchise tax purposes, the Notes will be characterized as debt.
     (xiii) The statements in the Base Prospectus under the heading “Material Federal Income Tax Consequences,” “Material Legal Aspects of the Receivables” and “ERISA Considerations” and the statements in the Preliminary Prospectus Supplement and the Prospectus Supplement under “Material Federal Income Tax Consequences” and in the Prospectus Supplement under the heading “ERISA

Considerations” to the extent they constitute matters of law or legal conclusions with respect thereto, have been reviewed by such counsel and are correct in all material respects.
     (xiv) The execution and delivery by each of the Depositor and NMAC of each Basic Document to which the Depositor or NMAC, as applicable, is a party does not, and the consummation by the Depositor and NMAC, respectively, of the transactions contemplated thereby to occur on the date of the opinion will not, require any consent, authorization or approval of, the giving of notice to or registration with any governmental entity, and except such as may have been made and such as may be required under the federal securities laws, or the blue sky laws of any jurisdiction or the Uniform Commercial Code of any state; provided that such counsel expresses no opinion with respect to any orders, consents, permits, approvals, filings or licenses related to the authority to sell motor vehicles, originate dealer floorplan contracts or service dealer floorplan contracts or as may be required by any regional or local governmental authority or under any foreign or state securities laws.
     (xv) To the knowledge of such counsel, there are no actions, proceedings or investigations, pending or threatened, to which the Depositor, NMAC or the Trust is a party or of which any property of the Depositor, NMAC or the Trust is the subject, required to be disclosed in the Registration Statement, other than those disclosed therein, (A) asserting the invalidity of any Basic Document or the Notes, (B) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by any Basic Document or (C) seeking adversely to affect the federal income tax attributes of the Notes as described in the Preliminary Prospectus Supplement and the Prospectus Supplement under the heading “Material Federal Income Tax Consequences” or the Base Prospectus under the heading “Material Federal Income Tax Consequences.”
     (xvi) At the time of the execution and delivery of (A) the Receivables Purchase Agreement, NMAC had and continues to have the corporate power and corporate authority to transfer the Receivables and such other property being transferred to the Depositor pursuant to the Receivables Purchase Agreement and (B) the Transfer and Servicing Agreement, the Depositor had and continues to have the corporate power and corporate authority to transfer the Receivables and such other property being transferred to the Owner Trustee on behalf of the Trust pursuant to the Transfer and Servicing Agreement and to cause the transfer of the Notes to the Underwriters.
     (xvii) Each of the Basic Documents and the Notes conform in all material respects to the respective descriptions thereof contained in the Registration Statement, the Preliminary Prospectus and the Final Prospectus, as then amended or supplemented.

     (xviii) Neither the Trust Agreement nor the Transfer and Servicing Agreement is required to be qualified under the 1939 Act.
     (xix) The Indenture has been duly qualified under the 1939 Act, and complies as to form with the 1939 Act and the rules and regulations of the Commission thereunder.
     (xx) The Registration Statement, as of the effective date specified below (including the Final Prospectus as included in the Registration Statement pursuant to Rule 430B(f)(1) and (2) under the Act, as of such effective date), complied as to form in all material respects with the requirements of the Act and the rules and regulations under the Act, except that (i) such counsel expresses no opinion as to the financial and statistical data included therein or excluded therefrom or the exhibits to the Registration Statement, and (ii) except as and to the extent set forth in paragraphs (xiii) and (xvii) above, such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Final Prospectus. The effective date referenced in this paragraph is May 23, 2007, which the Representative has informed such counsel is the earlier of the date the Final Prospectus was first used or the date and time of the first contract of sale of the Notes, and therefore was the date as of which the Final Prospectus is deemed to be part of and included in the Registration Statement.
     (xxi) The Registration Statement has become effective under the Act, and the Preliminary Prospectus and the Final Prospectus have been filed with the Commission pursuant to Rule 424(b) under the Act in the manner and within the time period required by Rule 424(b). To the best of such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement and the Final Prospectus and no proceedings for that purpose have been instituted or threatened by the Commission.
     (xxii) The execution and delivery by each of NMAC and the Depositor of each Basic Document to which NMAC or the Depositor, as applicable, is a party, and the consummation by each of the transactions contemplated thereby, will not violate any applicable law, statute or governmental rule or regulation.
     (xxiii) The Depositor has duly authorized and executed the written order to the Owner Trustee to execute and deliver the issuer order to the Indenture Trustee to authenticate the Notes.
     (xxiv) The execution and delivery by each of NMAC and the Depositor of each Basic Document to which NMAC or the Depositor, as applicable, is a party, and the consummation by each of the transactions contemplated thereby, will not violate any applicable law, statute or governmental rule or regulation; provided, that such counsel expresses no opinion with respect to any orders, consents, permits, approvals, filings or licenses related to the authority to sell motor vehicles, originate dealer floorplan contracts or service dealer floorplan contracts or as may be required by any regional or local governmental authority or under any foreign or state securities laws.
     In addition, as special counsel to the Depositor and NMAC, such counsel has reviewed the Registration Statement, the Preliminary Prospectus and the Final Prospectus and participated in conferences with officers and other representatives of the Depositor and NMAC, representatives of their independent public accountants, representatives of the Underwriters, and their counsel, at which the contents of the Registration Statement, the Preliminary Prospectus and the Final Prospectus and related matters were discussed. The purpose of such counsel’s professional engagement was not to establish or confirm factual matters set forth in the Registration Statement, the Preliminary Prospectus and the Final Prospectus, and such counsel has not undertaken any obligation to verify independently any of the factual matters set forth in the Registration Statement, the Preliminary Prospectus and the Final Prospectus. Moreover, many of the determinations required to be made in the preparation of the Registration Statement, the Preliminary Prospectus and the Final Prospectus involve matters of a non-legal nature. Subject to the foregoing, such counsel confirms to the Underwriters that, on the basis of the information such counsel obtained in the course of performing the services referred to above, nothing came to such counsel’s attention that caused such counsel to believe that (x) the Registration Statement on the effective date thereof contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (y) the Preliminary Prospectus, as of the Date of Sale, together with the statements in the Final Prospectus with respect to items identified in the Preliminary Prospectus as to be completed in the Final Prospectus, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; or (z) the Final Prospectus, as of its date or as of the Series 2007-A Issuance Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Preliminary Prospectus or the Final Prospectus (except, as otherwise specifically provided in such counsel’s opinion dated the Series 2007-A Issuance Date addressed to Representative relating to Federal income tax and in paragraphs II.H and II.M of its opinion, to be delivered on the Series 2007-A Issuance Date, addressed to the Representative and others relating to enforceability, securities law and general corporate matters), and such counsel does not express any belief with respect to the financial statements or other financial, statistical or accounting data contained in or omitted from the Registration Statement, the Preliminary Prospectus or the Final Prospectus.
     Such counsel’s opinions as to the legal, valid and binding nature and enforceability of any agreement or instrument are subject to (i) the effect of any applicable bankruptcy, insolvency, fraudulent conveyance or similar law affecting creditors’ rights generally, and (ii) to general principles of equity (regardless of whether considered in a proceeding in equity or at law), including concepts of commercial reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief. In addition, such counsel expresses no opinion regarding: (i) any severability provision in the Basic Documents; or (ii) any provision of any Basic Documents that purports to (a) appoint any person as the attorney-in-fact of any other person, (b) provide that all rights or remedies of any party are cumulative and may be enforced in addition to any other right or remedy and that the election of a particular remedy does not preclude recourse to one or more remedies, (c) permit set-off in the absence of mutuality between the parties, (d) confer subject matter jurisdiction on a federal court to adjudicate any controversy in any situation in which such court would not have subject matter jurisdiction, or (e) waive the right to jury trial or any right to object to the laying of venue or any claim that an action or proceeding has been brought in an inconvenient forum. In addition, such counsel expresses no opinion regarding any Underwriter Free Writing prospectus. The opinions of such counsel with respect to any agreement of the Depositor or NMAC to indemnify any person (including by way of contribution) are subject to the qualifications that any indemnity obligation may be limited by public policy considerations and may be subject to defenses available to sureties arising from actions of the indemnified party.
     (h) Mayer, Brown, Rowe & Maw LLP or such counsel as may be acceptable to the Underwriters, shall have furnished their written opinion, dated the Series 2007-A Issuance Date, with respect to the characterization of the transfer of the Receivables by NMAC to the Depositor and with respect to other bankruptcy and perfection of security interest matters, and such opinion shall be in substantially the form previously discussed with the Underwriters and their counsel and in any event satisfactory in form and in substance to the Underwriters and their counsel.
     (i) You shall have received an opinion of Orrick, Herrington & Sutcliffe LLP, counsel to the Underwriters, dated the Series 2007-A Issuance Date, with respect to the validity of the Notes and such other related matters as the Underwriters shall require, and the Depositor shall have furnished or caused to be furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.
     (j) You shall have received an opinion addressed to you, the Depositor and NMAC of Richards, Layton & Finger, counsel to the Trust and the Owner Trustee, dated the Series 2007-A Issuance Date and satisfactory in form and substance to the Underwriters and their counsel, to the effect that:
     (i) The Owner Trustee is duly incorporated, validly existing and in good standing as a banking corporation under the laws of the State of Delaware.
     (ii) The Owner Trustee has power and authority to execute, deliver and perform its obligations under the Trust Agreement and to consummate the transactions contemplated thereby.
     (iii) The Trust Agreement has been duly authorized, executed and delivered by the Owner Trustee and constitutes a legal, valid and binding obligation of the Owner Trustee, except as the enforceability thereof may be (a)

limited by bankruptcy, insolvency, reorganization, moratorium, liquidation or other similar laws affecting the enforceability of creditors’ rights generally and (b) subject to general principles of equity (regardless of whether considered in proceedings in equity or at law) as well as concepts of reasonableness, good faith and fair dealing.
     (iv) Neither the execution or delivery by the Owner Trustee of the Trust Agreement nor the consummation by the Owner Trustee of any of the transactions contemplated thereby nor compliance by the Owner Trustee with the terms or provisions of the Trust Agreement will violate (a) any Delaware or United States federal law, rule or regulation governing the trust powers of the Owner Trustee or (b) the Owner Trustee’s certificate of incorporation or bylaws or require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action with respect to, any governmental authority or agency under the laws of the State of Delaware or the United States governing the trust powers of the Owner Trustee other than the filing of the Trust’s certificate of trust (the “Certificate of Trust”) with the Secretary of State of the State of Delaware (the “Secretary of State”).
     (v) The Certificate of Trust has been duly filed with the Delaware Secretary of State. The Trust has been duly formed and is validly existing as a statutory trust and is in good standing under the Delaware Statutory Trust Act, 12 Del. C. §3801, et seq. (the “Trust Act”), and has the power and authority under the Trust Agreement and the Trust Act to execute, deliver and perform its obligations under each Basic Document to which the Trust is a party (collectively, the “Trust Documents”), to issue the Notes and to pledge the Collateral to the Indenture Trustee as security for the Notes under the Indenture.
     (vi) The Notes and the Trust Documents have been duly authorized, executed and delivered by the Trust.
     (vii) The Trust Agreement is a legal, valid and binding obligation of the Depositor and the Owner Trustee, enforceable against the Depositor and the Owner Trustee in accordance with its terms.
     (viii) Neither the execution, delivery or performance by the Trust of the Trust Documents, nor the consummation by the Trust of any of the transactions contemplated thereby, requires the consent or approval of, the withholding of objection on the part of, the giving of notice to, the filing, registration or qualification with, or the taking of any other action in respect of, any governmental authority or agency of the State of Delaware, other than the filing of the Certificate of Trust with the Secretary of State.
     (ix) Neither the execution, delivery or performance by the Trust of the Trust Documents, nor the consummation by the Trust of the transactions contemplated thereby, is in violation of the Trust Agreement or of any law, rule or regulation of the State of Delaware applicable to the Trust.

     (x) Under § 3805(b) of the Trust Act, no creditor of any Certificateholder shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to , the property of the Trust except in accordance with the terms of the Trust Agreement.
     (xi) Under the Trust Act, the Trust is a separate legal entity and, assuming that the Transfer and Servicing Agreement conveys good title to the Trust property to the Trust as a true sale and not as a security arrangement, the Trust rather than the Certificateholders will hold whatever title to the Trust property as may be conveyed to it from time to time pursuant to the Transfer and Servicing Agreement, except to the extent that the Trust has taken action to dispose of or otherwise transfer or encumber any part of the Trust property.
     (xii) Under § 3805(b) of the Trust Act, except to the extent otherwise provided in the Trust Agreement, a Certificateholder (including the Depositor in its capacity as depositor) has no interest in specific Trust property.
     (xiii) The Trust will not be subject to tax by the State of Delaware, and purchasers not otherwise subject to taxation in Delaware will not be subject to taxation in Delaware solely because of the purchase or ownership of the Notes.
     (xiv) (A) The financing statement on form UCC-1, naming (1) the Depositor as debtor, the Trust as assignor secured party and the Indenture Trustee, as secured party, filed with the Secretary of State (Uniform Commercial Code Section) (“the Division”) is in an appropriate form for filing in the State of Delaware. (B) Insofar as Article 9 of the Uniform Commercial Code as in effect in the State of Delaware (the “Delaware UCC”) is applicable (without regard to conflict of laws principles), upon the filing of such financing statement with the Division, the Trust had and continues to have a perfected security interest in the Depositor’s rights in that portion of the Receivables in which a security interest may be perfected by the filing of a UCC financing statement with the Division (the “Depositor Collateral”) and the proceeds thereof (as defined in Section 9-102(a)(64) of the Delaware UCC). (C) The certified copy of the Certificate of Request (the “Search Report”) obtained from the Division, reflecting the results of a Uniform Commercial Code search in the office of the Secretary of State against the Depositor, listing all currently effective financing statements filed against the Depositor as of the date and time set forth therein (the “Depositor UCC Effective Time”), sets forth the proper filing office and the proper debtor necessary to identify those Persons who under the Delaware UCC have on file financing statements against the Depositor covering the Depositor Collateral, as of the Depositor UCC Effective Time. Except for JPMorgan Chase Bank, National Association and The Bank of New York, as successor indenture trustee, the Search Report identifies no secured party who has on file with the Division a currently effective financing statement naming the Trust as debtor and describing the Depositor Collateral prior to the Depositor UCC Effective Time.

     (xv) (A) The financing statement on form UCC-1, naming (1) the Trust as debtor and the Indenture Trustee, as secured party, filed with the Division is in an appropriate form for filing in the State of Delaware (B) Insofar as Article 9 of the Delaware UCC is applicable (without regard to conflict of laws principles), upon the filing of such financing statement with the Division, the Indenture Trustee had and continues to have a perfected security interest in the Trust’s rights in that portion of the Receivables that may be perfected by the filing of a UCC financing statement with the Division (the “Trust Filing Collateral”) and the proceeds thereof (as defined in Section 9-102(a)(64) of the Delaware UCC). (C) The certified copy of the Search Report obtained from the Division, reflecting the results of a Uniform Commercial Code search in the office of the Secretary of State against the Trust, listing all currently effective financing statements filed against the Trust as of the date and time set forth therein (the “Trust UCC Effective Time”), sets forth the proper filing office and the proper debtor necessary to identify those Persons who under the Delaware UCC have on file financing statements against the Trust covering the Trust Filing Collateral, as of the Trust UCC Effective Time. Except for JPMorgan Chase Bank, National Association and The Bank of New York, as successor indenture trustee, the Search Report identifies no secured party who has on file with the Division a currently effective financing statement naming the Trust as debtor and describing the Trust Filing Collateral prior to the Trust UCC Effective Time.
     (xvi) The Depositor is a corporation duly incorporated, validly existing and in good standing as a corporation under the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”).
     (xvii) The Depositor has all requisite power and authority under the Depositor’s Certificate of Incorporation (the “Certificate of Incorporation”), as filed with the Secretary of State of the State of Delaware (the “Secretary of State”) at 3:53 p.m. on July 15, 2003, the By-laws of the Depositor (the “By-laws”), and the Delaware General Corporation Law, to execute and deliver the Basic Documents and to perform its obligations thereunder.
     (xviii) The execution and delivery by the Depositor of the Basic Documents and performance of its obligations thereunder have been duly authorized by all necessary action on the part of the Depositor under its Certificate of Incorporation, its Bylaws, and the Delaware General Corporation Law.
     (xix) The execution and delivery by the Depositor of the Basic Documents and performance of its obligations thereunder do not violate (i) any provisions of the Certificate of Incorporation of the Depositor or its Bylaws, or (ii) the Delaware General Corporation Law.
     (k) You shall have received an opinion of counsel to the Indenture Trustee, dated the Series 2007-A Issuance Date and satisfactory in form and substance to the Underwriters and their counsel, to the effect that:

     (i) The Indenture Trustee is a banking corporation validly existing under the laws of the State of New York.
     (ii) The Indenture Trustee has the requisite power and authority to execute and deliver the Indenture Supplement and perform its obligations under each Basic Document to which it is a party, and has taken all necessary action to authorize the execution and delivery of the Indenture Supplement and performance by it of each Basic Document to which it is a party.
     (iii) The Indenture Supplement has been duly executed and delivered by the Indenture Trustee, and each Basic Document to which it is a party constitutes a legal, valid and binding obligation of the Indenture Trustee enforceable against the Indenture Trustee in accordance with its respective terms, except that certain of such obligations may be enforceable solely against the Trust Assets and except that such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, liquidation, or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding in equity or at law).
     (iv) The Notes delivered on the date of such opinion have been duly authenticated by the Indenture Trustee in accordance with the terms of the Indenture and the Indenture Supplement.
     (l) The Underwriters shall have received an officer’s certificate dated the Series 2007-A Issuance Date of the Chairman of the Board, the President or any Vice President and by a principal financial or accounting officer of each of the Depositor and NMAC in which each such officer shall state that, to the best of such officer’s knowledge after reasonable investigation, the representations and warranties of the Depositor or NMAC, as applicable, contained in the Transfer and Servicing Agreement and the representations and warranties of NMAC or the Depositor, as applicable, contained in the Receivables Purchase Agreement are true and correct in all material respects and that the Depositor or NMAC, as applicable, has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under such agreements at or prior to the Series 2007-A Issuance Date in all material respects.
     (m) You shall have received an opinion of Waller Lansden Dortch & Davis, LLP, special Tennessee counsel to the Depositor and NMAC, dated the Series 2007-A Issuance Date and satisfactory in form and substance to the Underwriters and their counsel, to the effect that:
     (i) The Trust is not subject to the taxes imposed by T.C.A. §§ 67-4-2001 et seq. (the “Excise Tax”), T.C.A. §§ 67-4-2101 et seq. (the “Franchise Tax”), T.C.A. §§ 67-2-101 et seq. (the “Hall Tax”), or T.C.A. §§ 67-4-701 et seq. (the “Business Tax”).

     (ii) The Notes are deemed to be “bonds” for purposes of the Hall Tax, and the interest paid by the Trust to the non-corporate Noteholders who are Tennessee residents is taxable under the Hall Tax.
     (iii) Noteholders who are persons or entities who would otherwise be taxable under T.C.A. §67-2-102 but are not residents of Tennessee are not subject to the Hall Tax.
     (iv) Noteholders who would otherwise be taxpayers within the meaning of T.C.A. §67-4-2004(29) but are not doing business in the State of Tennessee within the meaning of T.C.A. §67-4-2004(9) are not subject to the Excise Tax or the Franchise Tax.
     (v) With respect to the Certificateholder and Noteholders that are corporations subject to Tennessee taxation, the tax characterization of the Certificate and the Notes and the distributions thereon will be the same as for federal income tax purposes.
     (vi) The execution, delivery and performance by the Depositor and NMAC of each of the Basic Documents to which it is a party do not result in any breach or violation of any of the terms or provisions of, or constitute (with or without notice or lapse of time or both) a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the properties or assets of the Depositor or NMAC under (other than as contemplated by the Basic Documents) any statutes, rules, regulations, and judicial decisions of any executive, legislative, judicial, administrative, or regulatory body of the State of Tennessee (and not including any regional or local governmental authority) having jurisdiction over the Trust, the Depositor or NMAC (“Governmental Authority”) that are applicable to transactions of the type contemplated by the Basic Documents (“Applicable Laws”).
     (vii) No order, certificate, permit, consent, approval, license, authorization or validation of, or filing, recording or registration with, any Governmental Authority (“Governmental Approval”) is required on the part of the Depositor or NMAC for the execution and delivery of the Basic Documents to which it is a party and the performance of their respective obligations thereunder, except (A) as may be required under the securities laws, rules or regulations of the State of Tennessee, (B) as are in full force and effect as of the effective date of the Registration Statement and the Series 2007-A Issuance Date, and (C) as may be required to perfect any security interest in the Receivables under the Tennessee Uniform Commercial Code.
     (viii) Each of the Depositor and NMAC has obtained all necessary Governmental Approvals under Applicable Law to conduct their respective businesses as described in the Preliminary Prospectus and the Final Prospectus where the failure to obtain such Governmental Approvals would render any material part of the corpus of the Trust to be unenforceable or would materially and adversely affect the ability of either the Depositor or NMAC to perform any of their respective obligations under, or the enforceability of, any of the Basic Documents.
     (n) The Notes shall have been rated in the highest rating category by Moody’s and S&P.
     (o) On or prior to the Series 2007-A Issuance Date, the Trust, the Depositor and NMAC shall have furnished to the Underwriters such further certificates and documents as the Underwriters shall reasonably have required.
          8. Indemnification and Contribution.
     (a) The Depositor, the Trust and NMAC shall, jointly and severally, indemnify and hold each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Securities Exchange Act of 1934, as amended (each a “Control Person”), harmless against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or Control Person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Preliminary Prospectus, the Final Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter and Control Person for any legal or other expenses reasonably incurred by such Underwriter or Control Person in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that none of the Depositor, the Trust and NMAC will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with information furnished to the Depositor, the Trust or NMAC by any Underwriter through the Representative specified in the last sentence of subsection (b) below specifically for use therein.
     (b) Each Underwriter shall, severally and not jointly, indemnify and hold harmless the Depositor, the Trust and NMAC against any losses, claims, damages or liabilities to which the Depositor, the Trust or NMAC may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Preliminary Prospectus, the Final Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information furnished to the Depositor, the Trust or NMAC by such Underwriter through the Representative specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Depositor, the Trust or NMAC in connection with investigating or defending any such action or claim as such expenses are incurred. The Depositor, the Trust and NMAC acknowledge and agree that the only such information furnished to the Depositor, the Trust or NMAC by any Underwriter through the Representative consists of the following: the statements in the third paragraph (concerning initial offering prices, concessions and reallowances) and in the fourth, fifth, sixth and seventh paragraphs (concerning stabilizing and other activities) under the heading “Underwriting” in each of the Preliminary Prospectus Supplement the Prospectus Supplement.
     (c) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the “Indemnified Party”) shall promptly notify the person against whom such indemnity may be sought (the “Indemnifying Party”) in writing of the commencement thereof, but the omission to so notify the Indemnifying Party will not relieve it from any liability which it may have to any Indemnified Party otherwise than under such preceding paragraphs, and with respect to such preceding paragraphs, any such omission shall not relieve it from any liability except to the extent it has been materially prejudiced by such omission. In case any such action is brought against any Indemnified Party and it notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party will be entitled to participate therein and, to the extent that it may wish, jointly with any other Indemnifying Party similarly notified, to assume the defense thereof, with counsel satisfactory to such Indemnified Party (who may be counsel to the Indemnifying Party) and after notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense thereof and after acceptance of counsel by the Indemnified Party, the Indemnifying Party will not be liable to such Indemnified Party under this Section for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the contrary, (ii) the Indemnified Party has reasonably concluded (based upon advice of counsel to the Indemnified Party) that there may be legal defenses available to it or other Indemnified Parties that are different from or in addition to those available to the Indemnifying Party, (iii) a conflict or potential conflict exists (based upon advice of counsel to the Indemnified Party) between the Indemnified Party and the Indemnifying Party (in which case the Indemnifying Party will not have the right to direct the defense of such action on behalf of the Indemnified Party) or (iv) the Indemnifying Party has elected to assume the defense of such proceeding but has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Party. The Indemnifying Party shall not, with respect to any action brought against any Indemnified Party, be liable for the fees and expenses of more than one firm (in addition to any local counsel) for all Indemnified Parties, and all such fees and expenses shall be reimbursed within a reasonable period of time as they are incurred. Any separate firm appointed for the Underwriters and any Control Person in accordance with this subsection

(c) shall be designated in writing by an Underwriter, and any such separate firm appointed for the Depositor, the Trust or NMAC, its respective directors, officers who sign the Registration Statement and Control Persons in accordance with this subsection (c) shall be designated in writing by the Depositor, the Trust or NMAC, as the case may be. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, with respect to an action of which the Indemnifying Party was notified and had the opportunity to participate in (whether or not it chose to so participate), the Indemnifying Party agrees to indemnify any Indemnified Party from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an Indemnified Party shall have requested an Indemnifying Party to reimburse the Indemnified Party for fees and expenses of counsel as contemplated by the fourth sentence of this paragraph, the Indemnifying Party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such Indemnifying Party of the aforesaid request, and during such 60 day period the Indemnifying Party has not responded thereto, and (ii) such Indemnifying Party shall not have reimbursed the Indemnified Party in accordance with such request prior to the date of such settlement. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding which release does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party without the consent of the Indemnified Party.
     (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an Indemnified Party under subsection (a) or (b) above, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above in such proportion as is appropriate to reflect the relative benefits received by the Depositor, the Trust and NMAC on the one hand and the Underwriters on the other from the offering of the Notes. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each Indemnifying Party shall contribute to such amount paid or payable by such Indemnified Party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Depositor, the Trust and NMAC on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Depositor, the Trust and NMAC on the one hand and the Underwriters on the other shall be deemed to be in the same proportion that the total net proceeds from the offering (before deducting expenses) received by the Depositor, the Trust and NMAC bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Depositor, the Trust or NMAC or by the Underwriters and

the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Depositor, the Trust, NMAC and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above in this subsection (d). The amount paid by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.
     (e) The obligations of the Depositor, the Trust and NMAC under this Section shall be in addition to any liability which the Depositor, the Trust or NMAC may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Depositor, the Trust or NMAC, to each officer of the Depositor, the Trust or NMAC who has signed the Registration Statement and to each person, if any, who controls the Depositor or NMAC within the meaning of the Act.
     (f) The Trust’s obligations pursuant to this Section 7 shall be subordinated to its obligations to make payments on the Notes and the notes of any other series issued by it and will only be paid to the extent of available funds.
          9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Trust, the Depositor, NMAC or their respective officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation or statement as to the results thereof made by or on behalf of any Underwriter, the Depositor or NMAC or any of their respective representatives, officers or directors or any Control Person, and will survive delivery of and payment for the Notes. If this Agreement is terminated pursuant to Section 10 of this Agreement or if for any reason the purchase of the Notes by the Underwriters is not consummated, the Depositor shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 of this Agreement, and the respective obligations of the Depositor and the Underwriters pursuant to Section 8 of this Agreement shall remain in effect. If the purchase of the Notes by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 10 of this Agreement, the Depositor will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Notes.
          10. Failure to Purchase the Notes. If any Underwriter or Underwriters default on their obligations to purchase Notes hereunder and the aggregate principal amount of Notes that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of such Notes, the Representative may make arrangements satisfactory to the Trust for the purchase of such Notes by other persons, including the nondefaulting Underwriter or Underwriters, but if no such arrangements are made by the Series 2007-A Issuance Date, the nondefaulting Underwriter or Underwriters shall be obligated, in proportion to their commitments hereunder, to purchase the Notes that such defaulting Underwriter or Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so default and the aggregate principal amount of Notes with respect to which such default or defaults occur exceeds 10% of the total principal amount of Notes, as applicable, and arrangements satisfactory to the nondefaulting Underwriter or Underwriters and the Trust for the purchase of such Notes by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Depositor, except as provided in Section 9 of this Agreement.
          As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter or Underwriters from liability for its default.
          11. Notices. All communications hereunder will be in writing and, if sent to the Representative or the Underwriters will be mailed, delivered or sent by facsimile transmission and confirmed to Morgan Stanley & Co. Incorporated, 1585 Broadway, 10th Floor, New York, NY 10036, Attention: Jack Kattan (facsimile number 212-507-2992) with a copy to James Y. Lee, 1221 Avenue of the America, 40th floor, New York, NY 10020, Attention: James Y. Lee (facsimile number 212-507-4782); and if sent to the Depositor, will be mailed, delivered or sent by facsimile transmission and confirmed to it at Nissan Wholesale Receivables Corporation II, P.O. Box 685001, Franklin, TN 37068-5001, attention Treasurer (facsimile number (615) 725-1720).
          12. No Bankruptcy Petition. Each Underwriter agrees that, prior to the date which is one year and one day after the payment in full of all securities issued by the Trust, the Depositor or by a trust for which the Depositor was the depositor, which securities were rated by any nationally recognized statistical rating organization, it will not institute against, or join any other person in instituting against, the Trust or the Depositor any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any federal or state bankruptcy or similar law.
          13. Successors. This Agreement will inure to the benefit of and be binding upon the Underwriters and the Depositor and their respective successors and the officers and directors and Control Persons referred to in Section 8 of this Agreement, and no other person will have any right or obligations hereunder.

          14. Representation of the Underwriters. The Representative will act for the several Underwriters in connection with the transactions described in this Agreement, and any action taken by the Representative under this Agreement will be binding upon all the Underwriters.
          15. Representations and Warranties of Underwriters. With respect to any offers or sales of the Notes outside the United States (and solely with respect to any such offers and sales) each Underwriter severally and not jointly makes the following representations and warranties:
     (a) Each Underwriter represents and agrees that it will comply with all applicable laws and regulations in each jurisdiction in which it purchases, offers or sells the Notes or possesses or distributes the Preliminary Prospectus or the Final Prospectus or any other offering material and will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of Notes under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes such purchases, offers or sales and neither the Depositor nor NMAC shall have any responsibility therefor;
     (b) No action has been or will be taken by such Underwriter that would permit public offering of the Notes or possession or distribution of any offering material in relation to the Notes in any jurisdiction where action for that purpose is required unless the Depositor or NMAC has agreed to such actions and such actions have been taken;
     (c) Each Underwriter represents and agrees that it will not offer, sell or deliver any of the Notes or distribute any such offering material in or from any jurisdiction except under circumstances that will result in compliance with applicable laws and regulations and that will not impose any obligation on the Depositor or NMAC or the Underwriters;
     (d) Such Underwriter acknowledges that it is not authorized to give any information or make any representation in relation to the Notes other than (i) oral communications that are consistent with the Preliminary Prospectus or the Final Prospectus and would not cause the Trust, the Depositor or NMAC to incur liability, (ii) those contained or incorporated by reference in the Preliminary Prospectus or the Final Prospectus for the Notes and (iii) such additional information, if any, as the Depositor or NMAC shall, in writing, provide to and authorize such Underwriter so to use and distribute to actual and potential purchasers of the Notes;
     (e) Each Underwriter represents and agrees that it has not offered or sold and will not offer or sell, prior to the date six months after their date of issuance, any of the Notes to persons in the United Kingdom, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances that have not resulted in and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 (as amended);

     (f) Each Underwriter has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 (“FSMA”) with respect to anything done by such Underwriter in relation to the Notes in, from or otherwise involving the United Kingdom; and
     (g) Each Underwriter will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any securities in circumstances in which Section 21(1) of the FSMA does not apply to the Trust.
          16. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without reference to its conflict of law provisions (other than Section 5-1401 of the General Obligations Law of the State of New York).
          17. Counterparts. This Agreement may be executed by each of the parties hereto in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.
          18. Acknowledgment. Each of the Trust, the Depositor and NMAC hereby acknowledges and agrees that pursuant to this Agreement that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Trust, the Depositor and NMAC with respect to the offering of the Notes contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Trust, the Depositor, NMAC or any other Person. Additionally, neither the Representative nor any other Underwriter is advising the Trust, the Depositor, NMAC or any other Person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. Each of the Trust, the Depositor and NMAC shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Trust, the Depositor or NMAC with respect thereto. Any review by the Underwriters of the Trust, the Depositor, NMAC, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Trust, the Depositor or NMAC.
[remainder of page intentionally left blank]

     If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon it will become a binding agreement between the Trust, the Depositor, NMAC and the several Underwriters in accordance with its terms.

Very truly yours,

NISSAN MASTER OWNER TRUST RECEIVABLES

By: WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee

By	/s/ J. Christopher Murphy

Authorized Signatory

NISSAN WHOLESALE RECEIVABLES CORPORATION II

By:	/s/ Rakesh Kochhar

Name:	Rakesh Kochhar
Title:	Treasurer

NISSAN MOTOR ACCEPTANCE CORPORATION

By:	/s/ Rakesh Kochhar

Name:	Rakesh Kochhar
Title:	Treasurer
Nissan 2007-A Underwriting Agreement

The foregoing Underwriting Agreement is
hereby confirmed and accepted as of the date first above written:

MORGAN STANLEY & CO. INCORPORATED

By:	/s/ Jack Kattan

Name:	Jack Kattan
Title:	Managing Director

Acting on behalf of itself
and as Representative of the several Underwriters
Nissan 2007-A Underwriting Agreement

SCHEDULE 1

Principal Amount
of
Underwriter	2007-A Notes
Morgan Stanley & Co. Incorporated	$275,000,000
Greenwich Capital Markets, Inc.	$275,000,000
ABN AMRO Incorporated	$150,000,000
Citigroup Global Markets Inc.	$150,000,000
Deutsche Bank Securities Inc.	$150,000,000

Total	$1,000,000,000

1.	INTRODUCTORY	1

2.	REPRESENTATIONS AND WARRANTIES OF THE TRUST, THE DEPOSITOR AND NMAC	1

3.	PURCHASE, SALE AND DELIVERY OF NOTES	8

4.	OFFERING BY UNDERWRITERS	8

5.	COVENANTS OF THE DEPOSITOR AND THE TRUST	8

7.	CONDITIONS OF THE OBLIGATIONS OF THE UNDERWRITERS	11

8.	INDEMNIFICATION AND CONTRIBUTION	27

9.	SURVIVAL OF CERTAIN REPRESENTATIONS AND OBLIGATIONS	30

10.	FAILURE TO PURCHASE THE NOTES	31

11.	NOTICES	31

12.	NO BANKRUPTCY PETITION	31

13.	SUCCESSORS	32

14.	REPRESENTATION OF THE UNDERWRITERS	32

15.	REPRESENTATIONS AND WARRANTIES OF UNDERWRITERS	32

16.	APPLICABLE LAW	33

17.	COUNTERPARTS	33

18.	ACKNOWLEDGMENT	33

SCHEDULE 1		1